UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
___________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 31, 2026
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BANDWIDTH INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-38285	56-2242657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2230 Bandmate Way
Raleigh, NC 27607
(Address of principal executive offices) (Zip Code)
(800) 808-5150
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	BAND	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
General Counsel and Secretary Appointment and Leadership Transition
As previously announced, R. Brandon Asbill will retire from Bandwidth Inc. (the “Company”) on December 31, 2026. In connection with his planned retirement and the related transition of leadership, effective September 1, 2026, the Company appointed Emily C. Harlan to serve as its General Counsel and Secretary. Ms. Harlan succeeds Mr. Asbill, who transitioned from those roles effective August 31, 2026 and will remain with the Company in a non-executive advisory capacity as General Counsel Emeritus and Assistant Secretary through his retirement to ensure a smooth transition of duties.
On September 1, 2026, the Company entered into an Employment Agreement (the “Employment Agreement”) with Ms. Harlan.
The principal terms of the Employment Agreement with Ms. Harlan provide that:
•Ms. Harlan’s employment with the Company as General Counsel and Secretary commenced on September 1, 2026 and will continue until December 31, 2026, subject to automatic extensions for successive one-year periods unless either the Company or Ms. Harlan provides the other party timely notice of non-renewal and subject to earlier termination in accordance with the terms of the Employment Agreement.
•Ms. Harlan’s initial base salary is $360,000 on an annualized basis.
•Ms. Harlan’s target incentive amount under the Company’s annual cash incentive program is 50% of her annual base salary, provided that her award under the 2026 Plan will be pro-rated for her partial year of employment.
•Ms. Harlan will receive an award of a number of restricted stock units (“RSUs”) equal to $1,000,000 divided by the closing sales price of a share of Class A common stock of Bandwidth on the date of grant. The RSUs will vest one-third on the first anniversary of the date of grant, and the remaining two-thirds will vest in equal quarterly installments ending on the third anniversary of the date of grant, subject to Ms. Harlan’s continued service to the Company.
•If Ms. Harlan’s employment is terminated by the Company other than for Cause (as defined in the Employment Agreement, which includes a non-renewal of the term by the Company), or if Ms. Harlan resigns for Good Reason (as defined in the Employment Agreement) (either, a “Qualifying Termination”), (a) Ms. Harlan will receive severance payments equal to (i) 100% of her base salary, plus (ii) 100% of her target cash incentive bonus, plus (iii) a healthcare stipend (grossed up for taxes) in an amount sufficient to facilitate Ms. Harlan’s purchase of comparable healthcare coverage for 12 months, plus (iv) a life insurance stipend (grossed up for taxes) in an amount sufficient to reimburse Ms. Harlan for the continuation of the life insurance coverage the Company had in effect for Ms. Harlan at the time of termination, all payable over a 12-month period, and (b) any time-based RSUs scheduled to vest within the six months following Ms. Harlan’s termination will become fully vested. Upon a Qualifying Termination within 12 months following a change in control of the Company, in addition to the cash severance payments described above, any time-based RSU awards held by Ms. Harlan will become fully vested. Ms. Harlan will be subject to non-competition and non-solicitation restrictions for a period of 12 months after the termination of her employment.
The foregoing description of the Employment Agreement is not complete and is qualified in its entirety by reference to the Employment Agreement, which is attached as Exhibit 10.2 hereto and incorporated herein by reference.
General Counsel Emeritus and Assistant Secretary Transition
On August 31, 2026, the Company entered into a letter agreement (the “Letter Agreement”) with Mr. Asbill governing his service during the transition period. Effective September 1, 2026, Mr. Asbill transitioned to General Counsel Emeritus and Assistant Secretary and will serve in that non-executive advisory capacity through December 31, 2026. Mr. Asbill’s decision to resign from his role as General Counsel and Secretary and retire from the Company is a personal decision and is not the result of any dispute or disagreement with the Company or its Board of Directors on any matter relating to the Company’s operations, policies or practices.

The principal terms of the Letter Agreement provide that:
•Mr. Asbill’s employment with the Company as General Counsel Emeritus and Assistant Secretary commenced on September 1, 2026 and will continue through Mr. Asbill’s retirement on December 31, 2026.
•Mr. Asbill will continue to receive his current base salary through December 31, 2026.
•In lieu of Mr. Asbill receiving his target bonus for 2026 under the Company’s 2026 Management By Objective Plan (the “2026 MBO Plan”), subject to the approval of the Compensation Committee of the Board of Directors of the Company, Mr. Asbill will be eligible for the acceleration, to December 31, 2026, of that number of his unvested restricted stock units which, in the aggregate, have a value equal to his target bonus for 2026 under the 2026 MBO Plan.
•Mr. Asbill has agreed to waive any claim of termination for “Good Reason” (as defined in Mr. Asbill’s Employment Agreement).
The foregoing description of the Letter Agreement is not complete and is qualified in its entirety by reference to the Letter Agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.
On September 4, 2026, the Company issued a press release announcing Ms. Harlan’s appointment as General Counsel and Secretary of the Company, effective September 1, 2026. A copy of the Company’s press release is attached hereto as Exhibit 99.1.
The information set forth under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Letter Agreement, dated August 31, 2026, between the Company and Mr. Asbill
10.2	Employment Agreement, dated September 1, 2026, between the Company and Ms. Harlan
99.1	Bandwidth Inc. press release, dated September 4, 2026
104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANDWIDTH INC.

Date: September 4, 2026	By:	/s/ Daryl E. Raiford
	Name:	Daryl E. Raiford
	Title:	Chief Financial Officer